UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0375147 (I.R.S. Employer Identification No.)

1 North Waukegan Road North Chicago, Illinois (Address of principal executive offices)	60064-6400 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.750% Senior Notes due 2027 1.250% Senior Notes due 2031	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-227316

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are €750,000,000 aggregate principal amount of 0.750% Senior Notes due 2027 and €650,000,000 aggregate principal amount of 1.250% Senior Notes due 2031 (collectively, the “Notes”) of AbbVie Inc., a Delaware corporation (“AbbVie” or the “Registrant”). Descriptions of the general terms and provisions of the Notes are set forth under the caption “Description of Debt Securities” in the prospectus dated September 13, 2018, included in the Registrant’s registration statement on Form S-3ASR (File No. 333-227316) filed with the Securities and Exchange Commission on September 13, 2018, and under the caption “Description of Notes” in the prospectus supplement thereto dated September 17, 2019, which was filed with the Securities and Exchange Commission on September 19, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and are incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit Number	Description
4.1

Indenture, dated as of November 8, 2012, between AbbVie Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to AbbVie’s Registration Statement on Form 10 filed on November 16, 2012)

4.2

Supplemental Indenture No. 6, dated September 26, 2019, among AbbVie Inc., U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, U.K. Branch, as paying agent (including the forms of Global Notes attached as Exhibits A-1 and A-2 to the Supplemental Indenture No. 6) (incorporated by reference to Exhibit No. 4.2 to AbbVie’s Current Report on Form 8-K filed on September 26, 2019)

4.3

Agency Agreement, dated September 26, 2019, among AbbVie Inc., U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, U.K. Branch, as paying agent (incorporated by reference to Exhibit 4.3 to AbbVie’s Current Report on Form 8-K filed on September 26, 2019)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ABBVIE INC.

Date: September 26, 2019
	By:	/s/ Tabetha A. Skarbek
		Name:	Tabetha A. Skarbek
		Title:	Vice President and Treasurer